AMENDMENT TO ROYALTY AGREEMENT
dated April 26, 1997

THE ROYALTY AGREEMENT dated April 26, 1996, by and between Hansen's Juices, Inc., a California corporation as "LICENSOR" and Hansen's Juice Creations, LLC, as "LICENSEE" is hereby amended to provide that notwithstanding anything to the contrary in the Royalty Agreement dated April 26, 1996:

                  1. Notwithstanding anything in this Amendment to the contrary, Licensor shall be permitted to continue to sell without restriction pre-bottled juices. Further, Licensor shall have the right to sell non-bottled fresh or frozen fruit, fresh juices ("fresh juice" shall have the same meaning as defined in Paragraph 10.02 of the annexed Agreement of Purchase and Sale of Membership Interest) and smoothies to any entity so long as Licensor does not have reason to know that the purchaser of such product(s) intends to use such product(s) in a Taylor machine or similar machine.

                  2. LICENSEE shall have the exclusive right to supply:

a. any and all non pre-bottled juices or juice based drinks that are sold under the "Hansen's(R)" Tradename or designation whereby such juices or juice-based drinks are supplied in bulk or blended on-site and are dispensed into cups or containers, rather than the sale of bottled drinks that are pre-bottled at LICENSOR'S facility; and

b. any and all fresh or frozen fruit, non-bottled fresh or frozen juices, juice ingredients, smoothies or any non-bottle' or pre-bottled custom-blended juice-based product sold under the Hansen's tradename or any other tradename to the extent that said product or products are for use in a Taylor machine or similar machine.


         3. LICENSEE shall purchase all of its requirements for juices, smoothies and purees, and all ingredients thereof, from LICENSOR to the extent such products are intended for use in a Taylor machine or similar machine. Such purchases shall be made on terms and conditions which are no less favorable to LICENSEE (including as to price, quality and payment terms) than the most favorable terms available to an independent third party. In addition, LICENSOR agrees to sell all such products that LICENSEE may need in accordance with the terms described in this section; provided, however, that LICENSOR shall have no obligation to develop or create new products for LICENSEE.

IN WITNESS WHEREOF. the parties hereto have executed this Agreement as of this 9th day of May 1997.

                   The Fresh Juice Company of California, a Delaware corporation
                             By: /s/ Jeff Heavirland
                              Name: Jeff Heavirland
                                                                 Title: PRES/CEO



                            Hansen's Juice Creations, Limited Liability Company,
                                          a California limited liability company
                             By: /s/ Harvey Laderman
                                                            Chairman and Manager